Exhibit 99.1

DRI Corporation Notes Approximately $75 Billion Total Authorized for Transit-Related Projects by Voters in 16 States

  Fiscal Year 2008 Earnings Guidance Updated
  Third Quarter 2008 Investors’ Conference Call Slated Nov. 17, 2008, at 11 a.m. (Eastern)
  CEO Interview Available Via Company’s Web Site, www.digrec.com

DALLAS--(BUSINESS WIRE)--November 11, 2008--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, noted today that, according to the Center for Transportation Excellence (CFTE), voters approved 74 percent of the 32 transit-related ballot initiatives in 16 states, authorizing on Nov. 4, 2008, a combined total of more than $75 billion in new funding for those initiatives.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said: “The continued success of transit-related ballot measures across the U.S. is especially noteworthy this year considering the ongoing economic challenges facing the nation. This positive outcome underscores the fact that Americans are pressing for additional and improved transit-related services -- even during a weak economic period where gasoline prices have moderately declined from previous historically high levels. We see this as being a very positive indicator for our business.”

A complete list of 2008 ballot initiatives is available via www.cfte.org. The CFTE is a non-partisan research group based in Washington, D.C.

EARNINGS GUIDANCE UPDATE

“In light of our upcoming presentations at Paulson Investment’s 31st Annual Westergaard Conference on Nov. 12, 2008, at the Waldorf=Astoria in New York City, as well as our third quarter 2008 earnings results which we expect to announce on Nov. 14, we are updating our fiscal year 2008 guidance. While we will report a meaningful profit for third quarter 2008, we continue to remain cautious about the timing of orders in fourth quarter 2008. Therefore, we are adjusting our fiscal year 2008 guidance to be at the lower end of our previously announced expected earnings range of 14 cents to 17 cents. Previously, we expected to be at the upper end of that range,” Mr. Turney said.

MARK YOUR CALENDAR

  On or about Nov. 14, 2008, the Company plans to file with the Securities and Exchange Commission a Form 10-Q for the period ended Sept. 30, 2008.
  The Company will host an investors’ conference call to review third quarter 2008 results on Nov. 17, 2008, at 11 a.m. (Eastern). To participate in the live call, dial one of the following telephone numbers at least five minutes prior to the start time: Domestic, (800) 853-3895; or International, (334) 323-7224. The conference passcode is “DRI.” Telephone replay will be available through March 31, 2009, via the following telephone numbers: Domestic, (877) 656-8905; or International, (334) 323-9859. The replay pin number is 57815180. To participate via webcast, go to http://www.viavid.net/detailpage.aspx?sid=0000591B. The webcast will be archived until March 31, 2009.

CEO INTERVIEW AVAILABLE

Mr. Turney was interviewed in connection with the Company’s scheduled participation in Paulson Investment’s 31st Annual Westergaard Conference on Nov. 12, 2008. The interview is available via the Company’s Web site, www.digrec.com, and via http://www.vcall.com/IC/ClientPage.asp?ID=137387&CID.

The Company’s Westergaard Conference presentations will take place in the Waldorf=Astoria’s Library Room from 10:10 a.m. to 10:35 a.m., 11:55 a.m. to 12:20 p.m., 3:15 p.m. to 3:40 p.m., and 4:25 p.m. to 4:50 p.m. The presentations will not be webcast. For more information, visit www.westergaardconference.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the impact of voter authorization of transit-related ballot measures to the Company’s business; the Company’s guidance for the third quarter and remaining portion of fiscal year 2008, the anticipated filing date of the Company’s Form 10-Q for third quarter 2008, the pending conference call to discuss third quarter 2008 with investors, Mr. Turney’s interview, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the impact of voter authorization of transit-related ballot measures may not prove beneficial to the Company’s business, that the Company’s guidance for the third quarter and remaining portion fiscal year 2008 will not prove correct, that the anticipated filing date of the Company’s Form 10-Q for third quarter 2008 may occur on a different date, that the Company’s third quarter 2008 investors’ conference call may be rescheduled, that Mr. Turney’s interview may not be available, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed Aug. 14, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com